Exhibit 99.1

Guidance Software Reports First Quarter 2009 Results

PASADENA, California, May 5, 2009 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID) The World Leader in Digital Investigations™ today reported its financial results for the first quarter ended March 31, 2009.

In the first quarter of fiscal 2009, total revenue was $18.7 million, a decline of $3.0 million, or 14 percent, from first quarter 2008. Product revenue was $8.4 million in the first quarter of 2009, a decrease of $2.6 million, or 24 percent, year-over-year. Services and maintenance revenue was $10.3 million, down $0.5 million, or 4 percent, from the same period in the prior year.

While product revenue was lower, the number of new EnCase® eDiscovery customers nearly tripled year-over-year, with 26 added in the first quarter of 2009 versus nine added in the comparable period in 2008. Of the 26 new EnCase eDiscovery customers, 21 of them selected the company’s flexible Pay-Per-Use pricing option. The company also added 21 new EnCase® Enterprise customers in the first quarter of 2009.

“We saw continued strength in demand for our EnCase eDiscovery and EnCase® Forensic products,” said Victor Limongelli, President and Chief Executive Officer of Guidance Software. “In the first quarter, traditional seasonality was more pronounced than normal and our results were also dampened due to budget cuts and reduced spending by customers given continued weakness in the macroeconomy. Nevertheless, we are seeing continued interest in our offerings and have reason to believe conditions are improving both in the medium and longer term.”

For the first quarter of fiscal 2009, the company reported a GAAP net loss of $5.4 million, or ($0.23) per share, versus a GAAP net loss of $2.7 million, or ($0.12) per share, in the first quarter of fiscal 2008. Share-based compensation for the first quarter of 2009 was $2.1 million, unchanged from the same period of the prior year. Excluding share-based compensation, the company had a non-GAAP pre-tax net loss of $3.2 million, or ($0.14) per share, in the first quarter of 2009, compared to a non-GAAP pre-tax net loss of $0.5 million, or ($0.02) per share, reported in the first quarter of 2008.

Key metrics for the first quarter 2009 were:

GAAP	Quarter Ended
	Q1:08	Q1:09
Overall Gross Margin	70.3%	70.2%
Product Gross Margin	92.8%	91.2%
Services and Maintenance Gross Margin	47.6%	53.2%

Non-GAAP (excluding Share-Based Compensation)	Quarter Ended
	Q1:08	Q1:09
Overall Gross Margin	72.4%	72.3%
Product Gross Margin	92.9%	91.2%
Services and Maintenance Gross Margin	51.7%	57.0%

Financial Outlook:

Notwithstanding the challenging economic environment, the Company’s guidance for 2009 is as follows: The Company expects total revenues in the range of $85 million to $90 million and non-GAAP, pre-tax earnings per share in the range of ($0.08) loss per share to $0.09 income per share, assuming a fully diluted share count of approximately 24.2 million shares.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 879-6201 (North America) or (719) 325-4752 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com. Registered users may access this content over the internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (719) 457-0820, passcode 9456794, available from 8:00 pm eastern time, May 5, through midnight May 11, 2009.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 30,000 licensed users of the EnCase technology worldwide, and thousands attend Guidance Software’s renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase has been honored with industry awards and recognition from eWEEK, SC Magazine, Network Computing, and the Socha-Gelbmann survey. For more information about Guidance Software, visit www.guidancesoftware.com.

Source: Guidance Software

Bill Powell

Director of Investor Relations

(626) 768-4633

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share amounts)
	Three Months Ended March 31,
	2008	2009
Revenues:
Product revenue	$10,922	$8,355
Services and maintenance revenue	10,768	10,314

Total revenues	21,690	18,669

Cost of revenues:
Cost of product revenue	788	738
Cost of services and maintenance revenue	5,647	4,830

Total cost of revenues	6,435	5,568

Gross profit	15,255	13,101

Operating expenses:
Selling and marketing	9,734	9,565
Research and development	3,087	3,572
General and administrative	4,331	4,155
Depreciation	1,051	1,129

Total operating expenses	18,203	18,421

Operating loss	(2,948)	(5,320)

Interest income and other, net	301	24

Loss before income taxes	(2,647)	(5,296)

Income tax provision	28	74

Net loss	$(2,675)	$(5,370)

Net loss per share	$(0.12)	$(0.23)

Shares used in per share calculation - basic	23,086	23,283

Shares used in per share calculation - diluted	23,086	23,283

Share based compensation expense (including taxes paid by the company) was allocated as follows:
Cost of product revenue	$17	$6
Cost of service and maintenance revenue	441	395
Selling and marketing	694	756
Research and development	349	333
General and administrative	615	575

Total share-based compensation expense	$2,116	$2,065

Supplemental Financial Data (See Note)
Non-GAAP loss before income taxes excluding share-based compensation expense	$(531)	$(3,231)

Non-GAAP loss before income taxes per share excluding share-based compensation expense	$(0.02)	$(0.14)

Guidance Software, Inc. Calculation of Pre-Tax Non-GAAP Income (Loss) (unaudited) (in thousands, except per share amounts)
	Three Months Ended March 31,
	2008	2009
Calculation of pre-tax non-GAAP loss:

GAAP net loss	$(2,675)	$(5,370)

Add:
Income tax provision	28	74

Share-based compensation expense (including payroll taxes paid by the Company)	2,116	2,065

Non-GAAP loss before income taxes excluding share-based compensation expense	$(531)	$(3,231)

Per share non-GAAP loss before income taxes excluding share-based compensation expense:
Basic	$(0.02)	$(0.14)

Diluted	$(0.02)	$(0.14)

Shares used in per share calculations:
Basic	23,086	23,283

Diluted	23,086	23,283

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of (loss) income before income taxes excluding share-based compensation expense and non-GAAP (loss) income before income taxes per share excluding share-based compensation expense, which are reconciled to net (loss) income and net (loss) income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net (loss) income and net (loss) income per share calculated in accordance with GAAP.

Non-GAAP (loss) income before income taxes is defined as (loss) income before income taxes excluding compensation expenses required to be recorded by Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, because income taxes are not the responsibility of operating managers and because FAS 123R compensation costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of income taxes and share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes and FAS 123 R compensation expense because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider income taxes or share-based compensation costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)
	December 31, 2008	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$36,006	$37,019
Trade receivables, net	24,993	17,236
Prepaid expenses, inventory and other current assets	2,356	2,358

Total current assets	63,355	56,613

Property and equipment, net	15,041	15,197
Other assets	448	448

Total assets	$78,844	$72,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,826	$3,214
Accrued expenses	5,953	5,672
Capital lease obligations	115	78
Deferred revenues	30,004	26,874

Total current liabilities	39,898	35,838

Long-term liabilities:
Rent incentives	2,523	2,391
Capital lease obligations	48	60
Deferred revenues	3,281	4,227

Total long-term liabilities	5,852	6,678

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	56,622	58,687
Treasury stock	(312)	(359)
Accumulated deficit	(23,239)	(28,609)

Total stockholders’ equity	33,094	29,742

Total liabilities and stockholders’ equity	$78,844	$72,258

Guidance Software, Inc. Unaudited Consolidated Statements of Cash Flow (in thousands)
	Three Months Ended March 31,
	2008	2009
Cash flows from operating activities:
Net loss	$(2,675)	$(5,370)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation & amortization	1,051	1,129
Provision for doubtful accounts	267	(202)
Share-based compensation	2,116	2,065
Loss on disposal of assets	14	—
Changes in assets and liabilities:
Accounts receivable	(2,593)	7,959
Prepaids inventory & other current assets	396	(2)
Accounts payable	(610)	(743)
Accrued liabilities	(733)	(413)
Deferred revenues	1,413	(2,185)

Net cash (used in) provided by operating activities	(1,354)	2,238

Cash flows from investing activities:
Purchase of property and equipment	(348)	(1,113)

Net cash (used in) provided by investing activities	(348)	(1,113)

Cash flows from financing activities:
Proceeds from the exercise of stock options	520	—
Repurchase of common stock	—	(47)
Principal payments on capital leases	(206)	(65)

Net cash provided by (used in) financing activities	314	(112)

Net (decrease) increase in cash and cash equivalents	(1,388)	1,013

Cash and cash equivalents at beginning of period	37,591	36,006

Cash and cash equivalents at end of period	$36,203	$37,019